Exhibit 99.1

State Street Third-Quarter Earnings Per Share Increase 64% to $1.08 from $0.66 in the Third Quarter of 2009 on a 3% Increase in Revenue

Operating-Basis Earnings Per Share of $0.86 Increase 21% from $0.71 in the Third Quarter of 2009

Operating-Basis Revenue Increases 8% from Third Quarter of 2009 Driven Primarily by Increase in Servicing Fee Revenue

BOSTON--(BUSINESS WIRE)--October 19, 2010--State Street Corporation today announced third-quarter 2010 earnings per common share of $1.08, an increase of 64% compared to $0.66 in the third quarter of 2009. Revenue in the third quarter of 2010 was $2.310 billion, up 3% from $2.236 billion in the third quarter of 2009. Expenses of $1.527 billion in the third quarter declined 12% from $1.733 billion in the third quarter of 2009. Return on shareholders’ equity was 12.9%, up from 10.2% in the third quarter of 2009.

Compared to the second quarter of 2010, third quarter 2010 earnings per share increased 24% from $0.87 per share and revenue was up slightly from $2.304 billion. Expenses in the second quarter of 2010 were $1.944 billion including the previously disclosed securities finance charge. For the second quarter of 2010, return on shareholders’ equity was 11.0%.

In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Reconciliations of GAAP-basis results to operating-basis results are provided in the addendum at the end of this news release. Also see “Additional Information.” Operating-basis net interest revenue for all periods is presented on a fully taxable-equivalent basis and excludes discount accretion related to former conduit assets.

Operating-basis earnings per share in the third quarter of 2010 were $0.86 compared to $0.71 in the third quarter of 2009 and $0.93 in the second quarter of 2010. Operating-basis revenue in the third quarter of 2010 was $2.154 billion, up 8.4% from $1.988 billion in the third quarter of 2009 and down 0.4% from $2.163 billion in the second quarter of 2010. Operating-basis expenses increased to $1.518 billion in the third quarter of 2010, up 3.1% from $1.472 billion in the third quarter of 2009 and up 3.4% from $1.468 billion in the second quarter of 2010. On an operating basis, return on equity of 10.2% in the third quarter of 2010 compared with 11.0% in the third quarter of 2009 and 11.8% in the second quarter of 2010.

Joseph L. Hooley, State Street's president and chief executive officer, said, “In the third quarter, our overall results were driven by strength in our servicing fee revenue, and our ability to maintain our focus on cost control. During the third quarter, we won $477 billion in assets to be serviced. State Street Global Advisors continues to perform well although management fees were down slightly, due primarily to the change in business mix as shown in assets under management. The integrations of the Intesa and Mourant businesses are progressing well and are on track to meet the outlook we previously provided. The weak, low-volume trading environment continues to be challenging for our trading services business. Although the low level of interest rates worldwide continues to create headwinds, we achieved a net interest margin of 177 basis points, excluding discount accretion. On a year-over-year operating basis, we achieved 530 basis points of positive operating leverage and continued to manage expenses very carefully. Our capital levels remain strong and are well in excess of the current regulatory well capitalized requirements.”

Hooley continued, “With the support of the two acquisitions, as well as strong year-to-date wins in servicing and growth in passive strategies and ETFs in asset management, we continue to expect that our operating-basis earnings per share, which exclude discount accretion, will be slightly above the adjusted operating-basis $3.32 per share recorded last year.”

Hooley concluded, “We are well positioned to take advantage of global growth opportunities and, as the economy normalizes, we are committed to our long-term financial goals for operating-basis revenue, earnings per share and return on equity.”

The table below provides a summary of selected financial information and key ratios for the indicated periods, presented on an operating basis where noted. Unless otherwise specified, all capital ratios referenced in this news release refer to State Street Corporation and not State Street Bank and Trust Company. See “Additional Information” for a further description of these ratios and the addendum at the end of this news release for reconciliations applicable to the tier 1 common and TCE ratios.

	Q3 2010	Q2 2010	Increase/(Decrease)		Q3 2009	Increase/(Decrease)
(dollars in millions)
For the quarters ended:
Total revenue(1)	$ 2,154	$ 2,163	$ (9)	(0.4)%	$ 1,988	$ 166	8.4%
Total expenses(1)	1,518	1,468	50	3.4%	1,472	46	3.1%
Earnings per common share(1)	$ 0.86	$ 0.93	$ (0.07)	(7.5)%	$ 0.71	$ 0.15	21.1%
Return on common equity(1)	10.2%	11.8%	(160) bps		11.0%	(80) bps
As of period end:
Total assets	172,964	162,075	10,889	6.7%	163,277	9,687	5.9%
Unrealized loss on investment portfolio, after-tax	(281)	(994)	713	71.7%	(2,985)	2,704	90.6%
AUCM (dollars in billions)
Assets under custody and administration(2)	$20,226	$19,032	$1,194	6.3%	$ 17,935	$ 2,291	12.8%
Assets under management	1,904	1,782	122	6.8%	1,735	169	9.7%
Tier 1 capital ratio	15.8%	15.1%	70 bps		15.3%	50 bps
Tier 1 leverage ratio	8.3%	7.8%	50 bps		8.0%	30 bps
Tier 1 common ratio	13.9%	13.1%	80 bps		13.3%	60 bps
TCE ratio	6.9%	6.2%	70 bps		5.6%	130 bps
TCE/RWA ratio	13.3%	11.9%	140 bps		10.2%	310 bps

(1) Presented on an operating basis. Operating-basis results for the third quarter of 2009 presented in this news release have been adjusted to reflect the 2010 basis of presentation and therefore exclude discount accretion associated with the May 2009 consolidation of the former asset-backed commercial paper conduits. Consequently, these operating-basis results may differ from previously disclosed operating-basis results for the same period.
(2) Includes assets under custody of $14,860 billion, $13,999 billion, and $13,260 billion, respectively, as of period end Q3 2010, Q2 2010, and Q3 2009.

Total assets were $173 billion at September 30, 2010, including $20 billion in excess deposits held primarily at the Federal Reserve and at other central banks. The average balance sheet for the third quarter was $154 billion, compared to $151 billion for the second quarter of 2010 and $145 billion for the third quarter of 2009. State Street’s regulatory capital ratios continue to be strong as of September 30, 2010, with the Company’s tier 1 capital ratio at 15.8% and its leverage ratio at 8.3%. In addition, at that date, the Company’s tier 1 common ratio was 13.9%, its TCE to risk-weighted assets ratio was 13.3%, and its TCE ratio was 6.9%.

At September 30, 2010, the after-tax, unrealized mark-to-market losses in the investment portfolio were $281 million, down 72% from $994 million at June 30, 2010, and down about 91% from $2.99 billion as of September 30, 2009.

In the third quarter of 2010, discount accretion related to the former conduit assets of $189 million, or $0.23 per share, contributed to State Street’s capital strength, and the Company continues to expect a total of about $750 million of accretion to be recorded in 2010. As of September 30, 2010, the Company expects a pre-tax aggregate of about $3.6 billion to accrete into interest revenue over the remaining lives of the assets. These expectations are based on many assumptions, including holding the securities to maturity, anticipated pre-payment speeds, credit quality, and sales to date.

The following tables provide the components of operating-basis revenue and operating-basis expenses for the noted periods:

Operating-Basis Revenue
(dollars in millions)	Q3 2010	Q2 2010	% Increase/ (Decrease)	Q3 2009	% Increase/ (Decrease)
Servicing fees	$989	$957	3.3%	$833	18.7%
Investment management fees	213	217	(1.8)	219	(2.7)
Trading services revenue	228	326	(30.1)	269	(15.2)
Securities finance revenue	68	109	(37.6)	105	(35.2)
Processing fees and other revenue	71	87	(18.4)	45	57.8
Net interest revenue, fully-taxable equivalent basis(1)	568	517	9.9	475	19.6
Gains (losses) related to investment securities, net	17	(50)	134.0	42	(59.5)
Total Operating-Basis Revenue	$2,154	$2,163	(0.4)%	$1,988	8.4%

(1) Operating-basis information for the third quarter of 2010, the second quarter of 2010, and the third quarter of 2009 included $33 million, $31 million, and $31 million, respectively, of tax-equivalent adjustments, and excluded $189 million, $172 million, and $279 million, respectively, of discount accretion. GAAP-basis net interest revenue for those periods was $724 million, $658 million and $723 million, respectively.

Operating-Basis Expenses
(dollars in millions)	Q3 2010	Q2 2010	% Increase/ (Decrease)	Q3 2009	% Increase/ (Decrease)
Salaries and employee benefits	$871	$828	5.2%	$819	6.3%
Information systems and communications	181	174	4.0	165	9.7
Transaction processing services	165	164	0.6	148	11.5
Occupancy	112	116	(3.4)	118	(5.1)
Other	189	186	1.6	222	(14.9)
Total Operating-Basis Expenses	$1,518	$1,468	3.4%	$1,472	3.1%

THIRD-QUARTER 2010 RESULTS VS. THE THIRD QUARTER of 2009

Servicing fees were up 19% to $989 million from $833 million in the third quarter of 2009. The increase was attributable primarily to the impact of the acquisition of Intesa Sanpaolo’s securities servicing business (“Intesa”) and Mourant International Finance Administration (“Mourant”), new business, and increases in daily average equity valuations. Total assets under custody and administration were $20.23 trillion at September 30, 2010, up 13% compared with $17.94 trillion at September 30, 2009. Daily average values for the S&P 500 Index were up 10% and the MSCI® EAFE IndexES increased approximately 2% from the third quarter of 2009.

Investment management fees, generated by State Street Global Advisors, were $213 million, down 3% from $219 million in the third quarter of 2009. The decrease in management fees was attributable primarily to the mix of business reflected in assets under management, offset partially by increases in the average of month-end valuations in worldwide equity markets. Average month-end equity valuations increased about 7% compare to the third quarter of 2009 as measured by the S & P 500 and were approximately flat as measured by the MSCI EAFE indexES. Total assets under management at September 30, 2010, were $1.90 trillion, up 10% compared to $1.74 trillion at September 30, 2009.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, was $228 million for the third quarter of 2010, a decrease of 15% from $269 million in the third quarter of 2009. Foreign exchange revenue decreased 30% primarily due to lower volatility and volumes. Brokerage and other fees were up about 3% due primarily to an increase in electronic trading.

Securities finance revenue was $68 million in the quarter, down 35% from $105 million in the third quarter of 2009 due primarily to compressed spreads and slightly lower volumes. Processing fees and other revenue was $71 million, up from $45 million in the third quarter of 2009 due primarily to increased revenue from structured products.

Net interest revenue on a fully-taxable equivalent basis, which includes discount accretion, was $757 million. On an operating basis, which excludes discount accretion, net interest revenue was $568 million, an increase of 20% from $475 million in the third quarter of 2009 due to higher yields and volumes in the investment portfolio and the full-quarter impact of deposits added in connection with the Intesa acquisition. Net interest margin, including the discount accretion, was 236 basis points in the third quarter of 2010 compared to 247 basis points in the third quarter of 2009. Operating-basis net interest margin was 177 basis points in the third quarter of 2010, compared to 156 basis points in the third quarter of 2009.

In the third quarter of 2010, we recorded $91 million of net gains from sales of available-for-sale securities. Separately, we recorded $(74) million of other-than-temporary impairment, resulting in $17 million of net gains related to investment securities.

Operating-basis expenses of $1.518 billion in the third quarter of 2010 increased 3% compared to $1.472 billion in the third quarter of 2009 primarily due to increases in salaries and benefits expenses, offset partially by a lower level of other expenses. Salaries and benefits expenses increased 6% to $871 million, primarily due to the impact of the acquisitions. Information systems and communications were $181 million, an increase of 10% from $165 million due primarily to the impact of the two acquisitions. Transaction processing services were up 11% to $165 million due to higher volumes in the investment servicing business including the impact of the two acquisitions. Other expenses decreased 15% to $189 million due to the impact of a $50 million insurance recovery.

The effective tax rate on third-quarter 2010 GAAP-basis earnings was 30.1%, compared to 32.8% in the third quarter of 2009. The effective tax rate on operating-basis earnings for the third quarter of 2010 was 28.1%, in line with our previously disclosed outlook. The effective tax rate on operating-basis earnings for the full year 2010 is expected to be between 28% and 29%.

THIRD-QUARTER 2010 RESULTS VS. SECOND QUARTER 2010

Servicing fees were $989 million, up 3% from $957 million in the second quarter due primarily to the impact of the Intesa acquisition and new business installed, offset partly by lower daily average equity valuations. Daily average values as measured by the S & P 500 declined 3% and were up about 1% as measured by the MSCI EAFE indexES. Management fees were $213 million, down 2% from $217 million, due primarily to the mix of business reflected in the assets under management, offset partially by higher average month-end equity market valuations. Average month-end equity valuations were essentially flat as measured by the S & P 500 and increased 5% as measured by the MSCI EAFE indexES. Trading services revenue was $228 million, down 30% compared to $326 million due to lower volatility and volumes in foreign exchange as well as lower fees from transition management and electronic trading in brokerage and other fees. Securities finance revenue was $68 million, down 38% from $109 million in the second quarter primarily due to lower spreads and slightly lower volumes associated with the traditional second-quarter seasonality. Processing fees and other revenue decreased from $87 million to $71 million due primarily to lower revenue from tax-advantaged investments. Fully taxable-equivalent net interest revenue in the third quarter of 2010 totaled $757 million, including discount accretion. On an operating basis, fully taxable-equivalent net interest revenue in the third quarter of 2010 was $568 million, up from $517 million in the second quarter of 2010 due to favorable yields in our investment portfolio, the full-quarter impact of the Intesa deposits, and a modest decline in funding costs.

Compared to the second quarter of 2010, salaries and benefits expense increased 5% to $871 million from $828 million primarily due to the impact of the acquisition of Intesa and the effect of the second-quarter reduction in incentive compensation associated with the charge recorded in the second quarter related to the securities finance lending programs. Information systems and communications expense was $181 million, up 4% due primarily to the impact of the Intesa acquisition. Other expenses were $189 million, up 2%, due to increased securities processing costs, offset partially by a higher level of recoveries.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share. Return on common shareholders’ equity is determined by dividing annualized net income available to common equity by average common shareholders’ equity for the period. Operating-basis return on common equity utilizes annualized operating-basis net income in the calculation. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each determined on an operating basis.

This news release includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this news release.

Management believes that the use of non-GAAP financial measures in the calculation of capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this news release.

The tier 1 capital and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital adequacy. The tier 1 common ratio was used by the Federal Reserve in connection with its 2009 Supervisory Capital Assessment Program. The TCE and TCE/risk-weighted assets ratios are other capital ratios management believes provide additional context for understanding and assessing the Company’s capital adequacy.

  The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements.
  The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) total risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. Management is currently monitoring this ratio, along with the other capital ratios described in this news release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. Reconciliations with respect to unaudited tier 1 common capital as of September 30, 2010, June 30, 2010, and September 30, 2009 are provided in the addendum at the end of this news release.
  The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of September 30, 2010, June 30, 2010, and September 30, 2009 are provided in the addendum at the end of this news release.
  The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing consolidated total common shareholders’ equity (reduced by goodwill and other intangible assets net of related deferred taxes) by total risk-weighted assets (determined in accordance with applicable bank regulatory requirements). The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of September 30, 2010, June 30, 2010 and September 30, 2009, are included in the addendum at the end of this news release.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, October 19, 2010, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #62661040). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#62661040), beginning approximately two hours after the call’s completion. The telephone replay will be available for approximately two weeks following the conference call. This news release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $20.23 trillion in assets under custody and administration and $1.90 trillion in assets under management at September 30, 2010, State Street operates in 25 countries and more than 100 geographic markets and employs 28,940 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this news release.

Important factors that may affect future results and outcomes include, but are not limited to:

  changes in law or regulation that may adversely affect our clients’ or our counterparties’ business activities and the products or services that we sell, including additional or increased taxes or assessments, capital adequacy requirements and changes that expose us to risks related to compliance;
  financial market disruptions and the economic recession, whether in the U.S. or internationally, and monetary and other governmental actions, including regulation, taxes and fees, designed to address or otherwise be responsive to such disruptions and recession, including actions taken in the U.S. and internationally to address the financial and economic disruptions that began in 2007;
  increases in the volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;
  the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our clients;
  the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;
  the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;
  the performance and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;
  the risks that acquired businesses will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced or that disruptions from the transaction will harm relationships with clients, employees or regulators;
  the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required, and the ability to satisfy other closing conditions;
  the possibility of our clients incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of the investment securities on our consolidated balance sheet;
  the results of litigation, government investigations and similar disputes or proceedings;
  adverse publicity or other reputational harm;
  our ability to grow revenue, attract, retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk;
  changes in accounting standards and practices; and
  changes in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2009 Annual Report on Form 10-K, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release speak only as of the date hereof, October 19, 2010, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Release Addendum

CONSOLIDATED FINANCIAL HIGHLIGHTS
September 30, 2010

	Quarters Ended			% Change
				Q3 2010	Q3 2010
(Dollars in millions, except per share amounts	September 30,	June 30,	September 30,	vs.	vs.
or where otherwise noted)	2010	2010	2009	Q2 2010	Q3 2009

Revenue:
Fee revenue	$1,569	$1,696	$1,471	(7)%	7%
Net interest revenue	724	658	723	10	-
Net gains from sales of available-for-sale securities	91	3	141
Losses from other-than-temporary impairment	(74)	(53)	(99)
Total Revenue	2,310	2,304	2,236	-	3
Provision for Loan Losses	1	10	16
Total Expenses:
Expenses from operations	1,518	1,468	1,472	3	3
Securities lending charge	-	414	-
Provision for legal exposure	-	-	250
Merger and integration costs and U.K. bonus tax, net	9	62	11
Income tax expense (benefit) (1)	236	(82)	160
Net Income	546	432	327	26	67

Net Income Available to Common Shareholders	540	427	327

Diluted Earnings Per Common Share	1.08	.87	.66	24	64

Average Diluted Common Shares Outstanding (in thousands)	498,159	498,886	498,290

Cash Dividends Declared Per Common Share	$.01	$.01	$.01
Closing Price Per Share of Common Stock (at quarter end)	37.66	33.82	52.60

Ratios:
Return on common equity before extraordinary loss	12.9%	11.0%	10.2%
Net interest margin, fully taxable-equivalent basis	2.36	2.21	2.47
Tier 1 risk-based capital	15.8	15.1	15.3
Total risk-based capital	17.1	16.4	16.5
Tier 1 leverage	8.3	7.8	8.0
Tier 1 common to risk-weighted assets (2)	13.9	13.1	13.3
Tangible common equity to tangible assets (2)	6.9	6.2	5.6
Tangible common equity to risk-weighted assets (2)	13.3	11.9	10.2

At Quarter End:
Assets Under Custody and Administration (3) (in trillions)	$20.23	$19.03	$17.94
Assets Under Management (in trillions)	1.90	1.78	1.74

	Nine Months Ended		% Change
			2010
	September 30,	September 30,	vs.
(Dollars in millions, except per share amounts)	2010	2009	2009

Revenue:
Fee revenue	$4,805	$4,409	9%
Net interest revenue	2,043	1,867	9
Net gains from sales of available-for-sale securities	286	260
Losses from other-than-temporary impairment	(224)	(176)
Total Revenue	6,910	6,360	9
Provision for Loan Losses	26	114
Total Expenses:
Expenses from operations	4,552	4,111	11
Securities lending charge	414	-
Provision for legal exposure	-	250
Merger and integration costs and U.K. bonus tax, net	84	40
Income tax expense(1)	361	540
Net Income Before Extraordinary Loss	1,473	1,305	13
Extraordinary Loss, Net of Tax	-	(3,684)
Net Income (Loss)	1,473	(2,379)

Net Income Before Extraordinary Loss Available to Common Shareholders	1,459	1,142
Net Income (Loss) Available to Common Shareholders	1,459	(2,542)

Diluted Earnings Per Common Share Before Extraordinary Loss	$2.93	$2.45	20
Diluted Earnings (Loss) Per Common Share	2.93	(5.45)

Average Diluted Common Shares Outstanding (in thousands):	497,715	466,234

Cash Dividends Declared Per Common Share	$.03	$.03

Return on Common Equity Before Extraordinary Loss	12.4%	12.8%
Net interest margin, fully taxable-equivalent basis	2.30	2.14

(1) Quarter ended June 30, 2010 and nine months ended September 30, 2010 reflect a discrete tax benefit of $180 million generated by the restructuring of former non-U.S. conduit assets.
(2) Refer to accompanying reconciliation for additional information.
(3) Includes assets under custody of $14.86 trillion, $14.00 trillion, and $13.26 trillion, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2010 and September 30, 2009

	Quarters Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
(Dollars in millions, except per share amounts)	2010	2009	% Change	2010	2009	% Change

Fee Revenue:
Servicing fees	$989	$833	19%	$2,826	$2,394	18%
Management fees	213	219	(3)	656	593	11
Trading services	228	269	(15)	796	824	(3)
Securities finance	68	105	(35)	249	487	(49)
Processing fees and other	71	45	58	278	111	150
Total fee revenue	1,569	1,471	7	4,805	4,409	9

Net Interest Revenue:
Interest revenue	904	898	1	2,628	2,409	9
Interest expense	180	175	3	585	542	8
Net interest revenue (1)	724	723	-	2,043	1,867	9

Gains related to investment securities, net:
Net gains from sales of available-for-sale securities	91	141		286	260
Losses from other-than-temporary impairment	(132)	(828)		(612)	(1,008)
Losses not related to credit	58	729		388	832
Gains related to investment securities, net	17	42		62	84

Total revenue	2,310	2,236	3.3	6,910	6,360	8.6

Provision for loan losses	1	16		26	114

Expenses:
Salaries and employee benefits	857	819	5	2,589	2,246	15
Information systems and communications	181	165	10	522	493	6
Transaction processing services	165	148	11	482	425	13
Occupancy	112	118	(5)	346	360	(4)
Securities lending charge	-	-		414	-
Provision for legal exposure	-	250		-	250
Merger and integration costs	23	11	109	77	40	93
Other	189	222	(15)	620	587	6
Total expenses	1,527	1,733	(11.9)	5,050	4,401	14.7
Income before income tax expense and extraordinary loss	782	487	61	1,834	1,845	-
Income tax expense (benefit)	236	160		361	540
Income before extraordinary loss	546	327	67	1,473	1,305	13
Extraordinary loss, net of tax	-	-		-	(3,684)
Net income (loss)	$546	$327	67	$1,473	$(2,379)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$-	$(106)
Dividend on preferred stock	-	-		-	(46)
Accretion of preferred stock discount	-	-		-	(11)
Earnings allocated to participating securities	(6)	-		(14)	-
	(6)	-		(14)	(163)
Net income before extraordinary loss available to common shareholders	$540	$327		$1,459	$1,142

Net income (loss) available to common shareholders	$540	$327		$1,459	$(2,542)

Earnings Per Common Share Before Extraordinary Loss:
Basic	$1.09	$.66	65	$2.94	$2.48	19
Diluted	1.08	.66	64	2.93	2.45	20

Earnings (Loss) Per Common Share:
Basic	$1.09	$.66	65	$2.94	$(5.47)	(154)
Diluted	1.08	.66	64	2.93	(5.45)	(154)

Average Common Shares Outstanding (in thousands):
Basic	495,729	493,453		495,312	462,900
Diluted	498,159	498,290		497,715	466,234

Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $757 million and $754 million for the quarters ended September 30, 2010 and 2009, respectively, and $2.14 billion and $1.96 billion for the nine months ended September 30, 2010 and 2009, respectively. These amounts include taxable-equivalent adjustments of $33 million and $31 million for the quarters ended September 30, 2010 and 2009, respectively, and $96 million and $94 million for the nine months ended September 30, 2010 and 2009, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended September 30, 2010 and June 30, 2010

	Quarters Ended
	September 30,	June 30,
(Dollars in millions, except per share amounts)	2010	2010	% Change

Fee Revenue:
Servicing fees	$989	$957	3%
Management fees	213	217	(2)
Trading services	228	326	(30)
Securities finance	68	109	(38)
Processing fees and other	71	87	(18)
Total fee revenue	1,569	1,696	(7)

Net Interest Revenue:
Interest revenue	904	846	7
Interest expense	180	188	(4)
Net interest revenue (1)	724	658	10

Gains related to investment securities, net:
Net gains from sales of available-for-sale securities	91	3
Losses from other-than-temporary impairment	(132)	(240)
Losses not related to credit	58	187
Gains (Losses) related to investment securities, net	17	(50)

Total revenue	2,310	2,304	0.3

Provision for loan losses	1	10

Expenses:
Salaries and employee benefits	857	849	1
Information systems and communications	181	174	4
Transaction processing services	165	164	1
Occupancy	112	116	(3)
Securities lending charge	-	414
Merger and integration costs	23	41	(44)
Other	189	186	2
Total expenses	1,527	1,944	(21.5)
Income before income tax expense	782	350	123
Income tax expense (benefit)	236	(82)
Net income	$546	$432	26

Earnings allocated to participating securities	$(6)	$(5)
Net income available to common shareholders	$540	$427

Earnings Per Common Share:
Basic	$1.09	$.87	25
Diluted	1.08	.87	24

Average Common Shares Outstanding (in thousands):
Basic	495,729	495,606
Diluted	498,159	498,886

Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $757 million and $689 million for the quarters ended September 30, 2010 and June 30, 2010, respectively. These amounts include taxable-equivalent adjustments of $33 million and $31 million for the quarters ended September 30, 2010 and June 30, 2010, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2010 and September 30, 2009

	Quarters Ended (1)			Nine Months Ended (1)
	September 30,	September 30,		September 30,	September 30,
(Dollars in millions, except per share amounts)	2010	2009	% Change	2010	2009	% Change

Fee Revenue:
Servicing fees	$989	$833	19%	$2,826	$2,394	18%
Management fees	213	219	(3)	656	593	11
Trading services	228	269	(15)	796	824	(3)
Securities finance	68	105	(35)	249	487	(49)
Processing fees and other	71	45	58	278	111	150
Total fee revenue	1,569	1,471	7	4,805	4,409	9

Net Interest Revenue:
Interest revenue, operating basis	748	650	15	2,151	2,088	3
Interest expense	180	175	3	585	525	11
Net interest revenue, operating basis	568	475	20	1,566	1,563	-

Gains related to investment securities, net	17	42		62	84
Total revenue, operating basis (2)	2,154	1,988	8.4	6,433	6,056	6.2

Provision for loan losses	1	16		26	114

Expenses:
Salaries and employee benefits	871	819	6	2,582	2,246	15
Information systems and communications	181	165	10	522	493	6
Transaction processing services	165	148	11	482	425	13
Occupancy	112	118	(5)	346	360	(4)
Other	189	222	(15)	620	587	6
Total expenses, operating basis (2)	1,518	1,472	3.1	4,552	4,111	10.7
Income before income tax expense, operating basis	635	500	27	1,855	1,831	1
Income tax expense, operating basis	170	115		492	460
Tax-equivalent adjustment	33	31		96	94
Net income, operating basis	$432	$354	22	$1,267	$1,277	-

Adjustments to net income:
Dividend on preferred stock	$-	$-		$-	$(46)
Accretion of preferred stock discount	-	-		-	(11)
Earnings allocated to participating securities	(5)	-		(12)	-
	(5)	-		(12)	(57)
Net income available to common shareholders, operating basis	$427	$354		$1,255	$1,220

Diluted earnings per common share, operating basis	$.86	$.71	21	$2.52	$2.62	(4)

Average diluted common shares outstanding (in thousands)	498,159	498,290		497,715	466,234

Return on common equity, operating basis	10.2%	11.0%		10.7%	13.7%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended September 30, 2010, positive operating leverage in the year-over-year comparison was 530 basis points, based on an increase in total operating-basis revenue of 8.4% and an increase in total operating-basis expenses of 3.1%. For the nine months ended September 30, 2010, negative operating leverage in the year-over-year comparison was 450 basis points, based on an increase in total operating-basis revenue of 6.2% and an increase in total operating-basis expenses of 10.7%.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended September 30, 2010 and June 30, 2010

	Quarters Ended (1)
	September 30,	June 30,
(Dollars in millions, except per share amounts)	2010	2010	% Change

Fee Revenue:
Servicing fees	$989	$957	3%
Management fees	213	217	(2)
Trading services	228	326	(30)
Securities finance	68	109	(38)
Processing fees and other	71	87	(18)
Total fee revenue	1,569	1,696	(7)

Net Interest Revenue:
Interest revenue, operating basis	748	705	6
Interest expense	180	188	(4)
Net interest revenue, operating basis	568	517	10

Gains (Losses) related to investment securities, net	17	(50)
Total revenue, operating basis (2)	2,154	2,163	(0.4)

Provision for loan losses	1	10

Expenses:
Salaries and employee benefits	871	828	5
Information systems and communications	181	174	4
Transaction processing services	165	164	1
Occupancy	112	116	(3)
Other	189	186	2
Total expenses, operating basis (2)	1,518	1,468	3.4
Income before income tax expense, operating basis	635	685	(7)
Income tax expense	170	190
Tax-equivalent adjustment	33	31
Net income, operating basis	$432	$464	(7)

Earnings allocated to participating securities	$(5)	$(5)
Net income available to common shareholders	$427	$459

Diluted earnings per common share, operating basis	$.86	$.93	(8)

Average diluted common shares outstanding (in thousands)	498,159	498,886

Return on common equity, operating basis	10.2%	11.8%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended September 30, 2010, negative operating leverage in the quarter-over-quarter comparison was 380 basis points, based on a decrease in total operating-basis revenue of 0.4% and an increase in total operating-basis expenses of 3.4%.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2010

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2010				Nine Months Ended September 30, 2010

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$989			$989	$2,826			$2,826
Management fees	213			213	656			656
Trading services	228			228	796			796
Securities finance	68			68	249			249
Processing fees and other	71			71	278			278
Total fee revenue	1,569			1,569	4,805			4,805

Net Interest Revenue:
Interest revenue	904	$(156)	(1)	748	2,628	$(477)	(7)	2,151
Interest expense	180	-		180	585	-		585
Net interest revenue	724	(156)		568	2,043	(477)		1,566

Gains related to investment securities, net:	17	-		17	62	-		62
Total revenue	2,310	(156)		2,154	6,910	(477)		6,433

Provision for loan losses	1	-		1	26	-		26

Expenses:
Salaries and employee benefits	857	14	(2)	871	2,589	(7)	(8)	2,582
Information systems and communications	181	-		181	522	-		522
Transaction processing services	165	-		165	482	-		482
Occupancy	112	-		112	346	-		346
Securities lending charge	-	-		-	414	(414)	(9)	-
Merger and integration costs	23	(23)	(3)	-	77	(77)	(3)	-
Other	189	-		189	620	-		620
Total expenses	1,527	(9)		1,518	5,050	(498)		4,552
Income before income tax expense	782	(147)		635	1,834	21		1,855
Income tax expense	236	(66)	(4)	170	361	131	(10)	492
Tax-equivalent adjustment	-	33	(5)	33	-	96	(5)	96
Net Income	$546	$(114)		$432	$1,473	$(206)		$1,267

Earnings allocated to participating securities	$(6)	$1	(6)	$(5)	$(14)	$2	(6)	$(12)
Net income available to common shareholders	$540	$(113)		$427	$1,459	$(204)		$1,255

Diluted earnings per common share	$1.08	$(.22)		$.86	$2.93	$(.41)		$2.52

Average diluted common shares outstanding (in thousands)	498,159	498,159		498,159	497,715	497,715		497,715

Return on common equity	12.9%	(2.7)%		10.2%	12.4%	(1.7)%		10.7%

(1) Represents tax-equivalent adjustment of $33 million, which is not included in reported results, net of $189 of discount accretion related to former conduit assets.
(2) Represents the partial reversal of expense associated with a tax on bonus payments to employees in the U.K.
(3) Represents merger and integration costs.
(4) Represents the net tax effect of non-operating adjustments.
(5) Represents tax-equivalent adjustment, which is not included in reported results.
(6) Represents the effect of the difference between reported and operating-basis earnings on allocation to participating securities.
(7) Represents tax-equivalent adjustment of $96 million, which is not included in reported results, net of $573 of discount accretion related to former conduit assets.
(8) Represents a tax on bonus payments to employees in the U.K.

(9) Represents a charge, including related costs of $9 million, to provide for a one-time cash contribution of $330 million to SSgA lending fund collateral pools and $75 million to establish a reserve to address potential inconsistencies in connection with the implementation of redemption restrictions applicable to cash collateral pools underlying the agency lending program.

(10) Represents a discrete tax benefit of $180 million generated by the restructuring of former non-U.S. conduit assets and the net tax effect of non-operating adjustments.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2009				Nine Months Ended September 30, 2009

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$833			$833	$2,394			$2,394
Management fees	219			219	593			593
Trading services	269			269	824			824
Securities finance	105			105	487			487
Processing fees and other	45			45	111			111
Total fee revenue	1,471			1,471	4,409			4,409

Net Interest Revenue:
Interest revenue	898	$(248)	(1)	650	2,409	$(321)	(6)	2,088
Interest expense	175	-		175	542	(17)	(7)	525
Net interest revenue	723	(248)		475	1,867	(304)		1,563

Gains related to investment securities, net:	42	-		42	84	-		84
Total revenue	2,236	(248)		1,988	6,360	(304)		6,056

Provision for loan losses	16	-		16	114	-		114

Expenses:
Salaries and employee benefits	819	-		819	2,246	-		2,246
Information systems and communications	165	-		165	493	-		493
Transaction processing services	148	-		148	425	-		425
Occupancy	118	-		118	360	-		360
Provision for legal exposure	250	(250)	(2)	-	250	(250)	(2)	-
Merger and integration costs	11	(11)	(3)	-	40	(40)	(3)	-
Other	222	-		222	587	-		587
Total expenses	1,733	(261)		1,472	4,401	(290)		4,111
Income before income tax expense and extraordinary loss	487	13		500	1,845	(14)		1,831
Income tax expense	160	(45)	(4)	115	540	(80)	(4)	460
Tax-equivalent adjustment	-	31	(5)	31	-	94	(5)	94
Income before extraordinary loss	327	27		354	1,305	(28)		1,277
Extraordinary loss, net of tax	-	-		-	(3,684)	3,684	(8)	-
Net income (loss)	$327	$27		$354	$(2,379)	$3,656		$1,277

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$-	$(106)	$106	(9)	$-
Dividend on preferred stock	-	-		-	(46)	-		(46)
Accretion of preferred stock discount	-	-		-	(11)	-		(11)
	-	-		-	(163)	106		(57)
Net income before extraordinary loss available to common shareholders	$327	$27		$354	$1,142	$78		$1,220

Net income (loss) available to common shareholders	$327	$27		$354	$(2,542)	$3,762		$1,220

Diluted earnings per common share before extraordinary loss	$.66	$.05		$.71	$2.45	$.17		$2.62

Diluted earnings (loss) per common share	$.66	$.05		$.71	$(5.45)	$8.07		$2.62

Average diluted common shares outstanding (in thousands)	498,290	498,290		498,290	466,234	466,234		466,234

Return on common equity before extraordinary loss	10.2%	0.8%		11.0%	12.8%	0.9%		13.7%

(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results, net of $279 million of discount accretion related to former conduit assets.
(2) Represents provision for legal exposure associated with certain fixed-income strategies managed by SSgA.
(3) Represents merger and integration costs.
(4) Represents the net tax effect of non-operating adjustments.
(5) Represents tax-equivalent adjustment, which is not included in reported results.

(6) Represents tax-equivalent adjustment of $94 million, which is not included in reported results, net of $391 million of discount accretion related to former conduit assets and $24 million of revenue related to the AMLF.

(7) Represents interest expense related to the AMLF.
(8) Represents extraordinary loss related to the May 2009 consolidation of the asset-backed commercial paper conduits onto State Street's balance sheet.
(9) Represents prepayment of the preferred stock discount in connection with redemption of the U.S. Treasury's preferred stock investment under the TARP Capital Purchase Program.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended June 30, 2010

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2010

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$957			$957
Management fees	217			217
Trading services	326			326
Securities finance	109			109
Processing fees and other	87			87
Total fee revenue	1,696			1,696

Net Interest Revenue:
Interest revenue	846	$(141)	(1)	705
Interest expense	188	-		188
Net interest revenue	658	(141)		517

Losses related to investment securities, net:	(50)	-		(50)
Total revenue	2,304	(141)		2,163

Provision for loan losses	10	-		10

Expenses:
Salaries and employee benefits	849	(21)	(2)	828
Information systems and communications	174	-		174
Transaction processing services	164	-		164
Occupancy	116	-		116
Securities lending charge	414	(414)	(3)	-
Merger and integration costs	41	(41)	(4)	-
Other	186	-		186
Total expenses	1,944	(476)		1,468
Income before income tax expense	350	335		685
Income tax expense (benefit)	(82)	272	(5)	190
Tax-equivalent adjustment	-	31	(6)	31
Net income	$432	$32		$464

Earnings allocated to participating securities	$(5)	$-		$(5)
Net income available to common shareholders	$427	$32		$459

Diluted earnings per common share	$.87	$.06		$.93

Average diluted common shares outstanding (in thousands)	498,886	498,886		498,886

Return on common equity	11.0%	0.8%		11.8%

(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results, net of $172 of discount accretion related to former conduit assets.
(2) Represents a tax on bonus payments to employees in the U.K.

(3) Represents a charge, including related costs of $9 million, to provide for a one-time cash contribution of $330 million to SSgA lending fund collateral pools and $75 million to establish a reserve to address potential inconsistencies in connection with the implementation of redemption restrictions applicable to cash collateral pools underlying the agency lending program.

(4) Represents merger and integration costs.
(5) Represents a discrete tax benefit of $180 million generated by the restructuring of former non-U.S. conduit assets and the net tax effect of non-operating adjustments.
(6) Represents tax-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Earnings Release Addendum
TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS
As of Period End

The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratios of tier 1 common capital to total risk-weighted assets.

		For the periods ended
		September 30,	June 30,	September 30,
(Dollars in millions)		2010	2010	2009

Consolidated Total Assets		$172,964	$162,075	$163,277
Less:
Goodwill		5,521	5,380	4,554
Other intangible assets		2,812	2,731	1,845
Excess reserves held at central banks		20,217	14,768	22,125
Adjusted assets		144,414	139,196	134,753
Plus:
Deferred tax liability		803	788	524
Total tangible assets	A	$145,217	$139,984	$135,277

Consolidated Total Common Shareholders' Equity		$17,569	$16,059	$13,440
Less:
Goodwill		5,521	5,380	4,554
Intangible assets		2,812	2,731	1,845
Adjusted equity		9,236	7,948	7,041
Plus deferred tax liability		803	788	524
Total tangible common equity	B	$10,039	$8,736	$7,565

Tangible common equity ratio	B/A	6.9%	6.2%	5.6%

Ratio of tangible common equity to total risk-weighted assets	B/D	13.3%	11.9%	10.2%

Tier 1 capital		$11,964	$11,107	$11,271
Less:
Trust preferred securities		1,450	1,450	1,450
Tier 1 common capital	C	$10,514	9,657	$9,821

Total risk-weighted assets	D	75,625	73,532	73,823

Ratio of tier 1 common capital to total risk-weighted assets	C/D	13.9%	13.1%	13.3%

STATE STREET CORPORATION
Earnings Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	September 30,	December 31,	September 30,
(Dollars in millions, except per share amounts)	2010	2009	2009

Assets
Cash and due from banks	$4,583	$2,641	$5,027
Interest-bearing deposits with banks	24,560	26,632	27,479
Securities purchased under resale agreements	3,941	2,387	1,579
Trading account assets	1,485	148	150
Investment securities available for sale	80,719	72,699	71,675
Investment securities held to maturity	17,577	20,877	21,267
Loans and leases (net of allowance of $101, $79 and $53)	13,665	10,729	11,406
Premises and equipment	1,835	1,953	1,947
Accrued income receivable	1,767	1,497	1,618
Goodwill	5,521	4,550	4,554
Other intangible assets	2,812	1,810	1,845
Other assets	14,499	12,023	14,730
Total assets	$172,964	$157,946	$163,277

Liabilities
Deposits:
Noninterest-bearing	$17,313	$11,969	$13,572
Interest-bearing -- U.S.	9,823	5,956	5,327
Interest-bearing -- Non-U.S.	77,898	72,137	72,869
Total deposits	105,034	90,062	91,768

Securities sold under repurchase agreements	8,671	10,542	11,890
Federal funds purchased	5,308	4,532	4,949
Other short-term borrowings	13,657	20,200	20,724
Accrued taxes and other liabilities	14,152	9,281	11,661
Long-term debt	8,573	8,838	8,845
Total liabilities	155,395	143,455	149,837

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; none issued
Common stock, $1 par: authorized 750,000,000 shares; 502,029,493, 495,365,571 and 494,652,372 shares issued	502	495	495
Surplus	9,310	9,180	9,159
Retained earnings	8,556	7,071	6,579
Accumulated other comprehensive loss	(782)	(2,238)	(2,776)
Treasury stock (at cost 437,953, 431,832 and 429,499 shares)	(17)	(17)	(17)
Total shareholders' equity	17,569	14,491	13,440
Total liabilities and shareholders' equity	$172,964	$157,946	$163,277

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377